Exhibit 10.9
LEASE AGREEMENT BETWEEN
RIVERSIDE AVENUE PARTNERS, LTD.,
AS LANDLORD, AND
EVERBANK,
AS TENANT
DATED March 26, 2007

BASIC LEASE INFORMATION

Lease Date:	March 26, 2007.

Landlord:	RIVERSIDE AVENUE PARTNERS, LTD., A Florida limited partnership.

Tenant:	EVERBANK, a federal savings association organized under the laws of the United States of America.

Permitted Use	Retail banking offices on 1st floor of the Building.

Premises	Retail Banking Space	3,276 rentable square feet on the 1st floor of the Building known as EverBank Plaza; street address is 501 Riverside Avenue, Jacksonville, Florida 32202.

	Drive-Through	A drive-through banking facility within the demised premises together with vehicular access through the Building’s parking garage to the drive-through.

The Premises are outlined on the plan attached to the Lease as Exhibit A . The Land is described on Exhibit B.

Parking	10 total parking spaces in the Parking Garage (see Exhibit G).

Initial Term:	120 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 120th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Renewal Options	Tenant has option to renew for three 5-year renewal terms if Tenant delivers written notice thereof to Landlord no later than 6 months prior to the commencement of such renewal term.

Commencement Date	The earliest of the date on which: (a) Tenant occupies any portion of the Premises and begins conducting business therein; (b) the Work in the Premises is Substantially Completed; or (c) the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days.

Rent	Basic Rent, Drive-Through Rent, Tenant’s share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

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Basic Rent	The monthly Basic Rent shall be the following amounts for the following periods of time:

	Bank Space Rental	Monthly Basic		Monthly
Lease Month	Rate Per Square Foot	Rent	Sales Tax	Payment*
1-12	$25.00	$6,825.00	$477.75	$7,302.75
13-24	$25.75	$7,029.75	$492.08	$7,521.83
25-36	$26.52	$7,240,64	$506.84	$7,747.49
37-48	$27.32	$7,457.86	$522.05	$7,979.91
49-60	$28.14	$7,681.60	$537.71	$8,219.31
61-72	$28.98	$7,912.05	$553.84	$8,465.89
73-84	$29.85	$8,149.41	$570.46	$8,719.87
85-96	$30.75	$8,393.89	$587.57	$8,981.46
97-108	$31.67	$8,645.71	$605.20	$9,250.91
109-120	$32.62	$8,905.08	$623.36	$9,528.43

*	Not including Additional Rent.

Tenant Improvement Allowances	$15.00 per rentable square foot of office space to be used for the construction of the Premises, space planning, architectural documents and obtaining permits.

Tenant’s Proportionate Share	1.6%

Drive-Through Rent:	The monthly rent for the drive-through shall be the following amounts for the following periods of time.

			Total Monthly
Lease Month	Monthly Rent	Sales Tax	Payment
1-12	$1,500.00	$105.00	$1,605.00
13-24	$1,545.00	$108.15	$1,653.15
25-36	$1,591.35	$111.39	$1,702.74
37-48	$1,639.09	$114.74	$1,753.83
49-60	$1,688.26	$118.18	$1,806.44
61-72	$1,738.91	$121.72	$1,860.63
73-84	$1,791.08	$125.38	$1,916.45
85-96	$1,844.81	$129.14	$1,973.95
97-108	$1,900,16	$133.01	$2,033.17
108-120	$1,957.16	$137.00	$2,094.16

Tenant’s Address:*	For all Notices:	With a copy to:
	501 Riverside Avenue	501 Riverside Avenue
	Jacksonville, Florida 32202	Jacksonville, Florida 32202
	Attention: W. Blake Wilson, President	Attention: Thomas A. Hajda, General Counsel
	Telephone: (904) 281-6048	Telephone: (904) 332-7604
	Telecopy: (904) 281-6145	Telecopy: (904) 470-2797

Landlord’s Address:	For all Notices:	With a copy to:
	806 Riverside Avenue	M.C. Harden III
	Jacksonville, FL 32204	P.O. Box 2286
	Attention: Paul J. Lunetta	Jacksonville, FL 32203
	Telephone: (904) 421-5325	Telephone: (904) 421-5332
	Telecopy: (904) 634-1302	Telecopy: (904) 634-1302

*	Until Tenant has taken possession of the Premises, its address for notices shall be 8100 Nations Way, Jacksonville, FL 32256.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	RIVERSIDE AVENUE PARTNERS, LTD.

	By:	RAP Property Management, LLC, as its General Partner

By:
Name:
Title:

TENANT:	EVERBANK

	By: Name:	/s/ W. Blake Wilson W. Blake Wilson
	Title:	President

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LEASE
          This Lease Agreement (this “Lease”) is entered into as of this 26th day of March, 2007, by and between RIVERSIDE AVENUE PARTNERS, LTD., a Florida limited partnership, (“Landlord”), and EVERBANK, a federal savings bank organized under the laws of the United States of America (“Tenant”).
     1. Definitions. The capitalized terms used in this Lease have the meanings set forth below.
          “Action” means any action, arbitration, cause of action, Claim, complaint, dispute, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its assets (including contracts relating thereto), or the Services hereunder.
          “Additional Rent” means Tenant’s Proportionate Share of Operating Costs.
          “Additional Rental Losses” means any rental payments and costs that: (a) are paid by Tenant to any Person between the Delivery Date and the date following the Final Delivery Date on which Landlord tenders possession of the Premises to Tenant in the condition required by this Lease; and (b) exceed the Rent that Tenant would have paid to Landlord for the period described in subparagraph (a) of this definition.
          “Additional Rent Support Documentation” means: (a) all information, documents and materials supporting Landlord’s estimate of any Additional Rent; and (b) all calculations and other methods used by Landlord to estimate any Additional Rent.
          “Affiliate” means, with respect to a Party, any Person at any time Controlling, Controlled by or under common Control with such Party.
          “Applicable Law” means all applicable: (a) federal, state and local legal and regulatory requirements, including statutes, rules, regulations, ordinances and judicial interpretations thereof that are binding upon a Party; (b) requirements and guidelines of each governmental agency, board, commission, instrumentality, self regulatory organization and other such body or officer having jurisdiction over a Party; (c) judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and (d) all restrictive covenants affecting the Project.
          “Basic Lease Information” the form of Basic Lease Information attached hereto and executed by the Parties contemporaneously herewith.
          “Basic Rent” means the monthly base rental payments that Tenant is required to pay Landlord during specified time periods throughout the Term, as described in the Basic Lease Information.
          “Building Holiday” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
          “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in Jacksonville, Florida are authorized or required by Applicable Law to close.
          “Building” means office building commonly known as EverBank Plaza and located at 501 Riverside Avenue, Jacksonville, Florida 32202.
          “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams.
          “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems.
          “Casualty” means a fire or other casualty that damages the Premises.
          “Claim” means any claim, demand, investigation, action, and legal action or proceeding.
          “Commencement Date” means the earliest of the date on which: (a) Tenant occupies any portion of the

Premises and begins conducting business therein; (b) the Work in the Premises is Substantially Completed; or (c) the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days.
     “Confidential Information” means any proprietary and confidential information of a Party or any of its Affiliates, provided, produced or disclosed by or on behalf of the Disclosing Party to the Receiving Party or otherwise obtained by the Receiving Party, in written, electronic, oral or other form, whether tangible or intangible, including, but not limited to: (a) financial information, marketing plans, and personnel records; (b) technical and non-technical data, including, but not limited to, fee schedules, forms, information, business and management methods, trade secrets, compilation and analysis of financial information and data to prepare and submit bids and proposals to third Persons; (c) other proprietary or confidential information; (d) proprietary computer software, management information and information systems; (e) customer information; (f) the terms and provisions of this Lease and any transaction or document executed by the Parties pursuant to this Lease; provided, however, that Confidential Information shall not include any information that is: (i) publicly available or later becomes publicly available other than through a breach of this Lease, (ii) rightfully in the possession of the Receiving Party or its employees, attorneys, accountants, agents or other Representatives without obligation of confidence prior to disclosure by the other Party, (iii) subsequently lawfully obtained by the Receiving Party or its employees, agents or Representatives from a third Person that is not under any obligations of confidentiality, (iv) independently developed by the Receiving Party or its employees, agents or Representatives, without use of or reference to the Confidential Information of the Disclosing Party; or (v) legally required to be disclosed by the Receiving Party; provided further that these exclusions shall not apply to Customer Information, which in all instances shall be treated as Confidential Information. As to such disclosures required by Applicable Law, the Receiving Party shall provide the Disclosing Party with reasonable notice prior to such disclosure to the extent permissible under the order requiring disclosure.
          “Control, Controlling, or Controlled” means the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity interests in a business entity.
          “Damage Notice” means the written notice provided by Landlord to Tenant following a Casualty setting forth a good faith estimate of the time needed to repair the damage caused by such Casualty.
          “Default Rate” means the rate of interest charged with respect to Tenant’s past due payments hereunder, which rate shall be the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum lawful rate of interest.
          “Delivery Date” means June 1, 2007, which is the date on which Landlord estimates that possession of the Premises shall be tendered to Tenant in the condition required hereby.
          “Disabilities Acts” means Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time.
          “Disclosing Party” means a Party that discloses Confidential Information to the other Party.
          “Dispute” means any dispute, controversy, Claim or disagreement between the Parties arising from, relating to or in connection with this Lease or the relationship of the Parties hereunder, including, but not limited to: (a) payment of rent and fees hereunder; (b) interpretation of the meaning of, performing obligations under or enjoying rights under this Lease; (c) indemnification obligations hereunder; and/or (d) Claims based on contract, tort, common law, equity, statute, regulation, order or otherwise.
          “Drive-Through Rent” means the monthly drive-through rental payments that Tenant is required to pay Landlord during specified time periods throughout the Term, as described in the Basic Lease Information.
          “Final Delivery Date” means the date that is 90 days after the Delivery Date.
          “GAAP” means generally accepted accounting principles, consistently applied during the periods involved.

          “Hazardous Materials” means any substance, material or waste that is now or hereafter classified or considered to be hazardous, toxic, or dangerous under Applicable Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project.
          “HVAC” means heated and refrigerated air conditioning.
          “Indemnification Claim” means a Claim for indemnification hereunder.
          “Indemnified Person” means each Person who has the right to indemnification hereunder.
          “Indemnifying Person” means each Person who is obligated to indemnify another Person hereunder.
          “Initial Liability Insurance Amount” means amounts set forth in Section 10.
          “Land” means the land on which the Building is located, as described further in Exhibit B.
          “Landlord” shall have the meaning set forth in the Preamble hereto.
          “Landlord Contractors” means contractors, subcontractors and/or materialmen who: (a) are selected by Landlord; and (b) perform services in connection with the Premises and/or Building.
          “Landlord Event of Default” means the event of default by Landlord, as set forth in Section 17(b).
          “Landlord’s Mortgagee” means any mortgagee under any of Landlord’s Mortgages, beneficiary under any of Landlord’s deeds of trust or lessor under any of Landlord’s Primary Leases.
          “Lease” shall have the meaning set forth in the Preamble hereto.
          “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).
          “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, responsibility, penalty, cost or expense (including costs of investigation, collection and defense), Claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute or contingent, liquidated or unliquidated, choate or inchoate, matured or unmatured, secured or unsecured, or otherwise.
          “Loss” means any direct or indirect demand, Claim, payment, obligation, action or cause of action, assessment, loss, Liability, cost, damage, deficiency or expense, including, but not limited to: (a) penalties, interest on any amount payable to a third Person as a result of the foregoing, and any reasonable attorneys’ fees, accountants’ fees, expert witness fees and related fees and court costs legal or other expense reasonably incurred in connection with investigating, defending, or responding to same.
          “Mortgage” means a deed of trust, mortgage or other such security instrument.
          “Operating Costs” shall mean those expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, as more specifically set forth on Exhibit K, attached hereto.
          “Operating Costs Statement” means a written statement provided by Landlord to Tenant each year during the Term hereof commencing April 1, 2008, setting forth the Operating Costs for the previous calendar year, as adjusted in the manner set forth herein.
          “Parking Garage” means the parking garage adjacent to the Building, as more particularly described in Exhibit G.

          “Parties” means EverBank and Landlord.
          “Party” means EverBank or Landlord, as the context shall require.
          “Permitted Transfer” means Tenant’s Transfer of all or part of Tenant’s interest in this Lease and/or the Premises to a Permitted Transferee without Landlord’s prior consent.
          “Permitted Transferee” means a Person identified in Section 9(h) to which Tenant may engage in a Permitted Transfer without Landlord’s prior consent.
          “Permitted Use” means Tenant’s permitted use of the Premises, which shall be a retail banking.
          “Person” mean an individual, corporation, limited liability company, partnership, joint venture, bank, savings association, trust or unincorporated organization, or a federal, state, city, municipal or foreign government or an agency or political subdivision thereof.
          “Premises” means a portion of the 1st Floor, containing 3,276 rentable square feet in the Building, together with the bank drive-through facility.
          “Primary Lease” means a ground lease, master lease, or primary lease.
          “Project” means the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.
          “Rent” means the Basic Rent, Tenant’s share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay hereunder.
          “Repair Period” means 120 days after the date of the related Casualty.
          “Representative” means any investment banker, financial advisor, attorney, accountant, consultant or other Representative of a Person.
          “Sanitary Services” means garbage collection and janitorial services.
          “Space Plans” means the Tenant’s space plans depicting improvements to be installed in the Premises (Exhibit D).
          “Special Deposit Account” means a deposit account: (a) established by Landlord at an office of a federally insured depository institution situated in Jacksonville, Florida; (b) segregated from Landlord’s other deposit accounts and/or funds; (c) established as a fiduciary account for the benefit of Tenant and identifying Tenant as the beneficial owner thereof; (d) into which shall be deposited funds consisting solely of any security or advance rental deposit made by Tenant hereunder and any additional rent or advance rent that Tenant may pay hereunder for more than the current month to Landlord or any successor thereto; (e) the funds of which shall be accessible by Tenant in the event Landlord’s Mortgagee shall succeed to Landlord’s interest hereunder; (f) with respect to which Landlord shall not withdraw any portion of the funds therein unless such portion represents rents, security or rental deposits that are currently due and payable hereunder.
          “Substantial Completion” and “Substantially Completed” mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.
          “Taking” means the taking of all or part of the Building or Premises by right of eminent domain or conveyance in lieu thereof.
          “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, consistently applied, excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP, including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.
          “Taxes” means any: (a) federal, state, county or municipal taxes, assessments and governmental charges or fees, whether by existing taxing districts or authorities or by taxing districts or authorities subsequently created; (b) other taxes and assessments, including non-governmental assessments for common charges under restrictive covenants or other private agreements that are not treated as part of Operating Costs, now or hereafter attributable to the Project or its operation, excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof); and (c) costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project.
          “Telecommunications Services” means telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems.
          “Tenant” shall have the meaning set forth in the Preamble hereto.
          “Tenant Contractors” means contractors, subcontractors and/or materialmen who: (a) are selected by a Tenant Party; and (b) perform services in connection with the Premises and/or Building.
          “Tenant Delay Day” means each day of delay in the performance of the Work that occurs because of any: (a) failure by Tenant to deliver to Landlord within any time period specified herein any information or documentation required hereunder, including the Space Plans, Working Drawings (whether preliminary, interim revisions or final), pricing estimates and construction bids; (b) change by Tenant to the Space Plans or Working Drawings, other than as permitted by Landlord herein; (c) failure by Tenant to attend any meeting with Landlord, the architect, design professional or other contractor, or their respective employees or representatives, as shall be required or scheduled hereunder and necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work; (d) specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials that Landlord has identified as potentially causing delays in the completion of the Work; or (e) other delay in the completion of the Work caused directly by Tenant and not otherwise excused hereunder.
          “Tenant Event of Default” means the event of default by Tenant, as set forth in Section 17(a).
          “Tenant Party” means any of the following Persons: (a) Tenant;(b) any assignees claiming by, through or under Tenant; (c) any subtenants claiming by, through or under Tenant; and (d) any of their respective agents, contractors, employees, licensees, guests and invitees.
          “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project, other than inside the Premises, including Tenant’s drive-through customary banking equipment located within the Parking Garage.
          “Tenant’s Proportionate Share” means the percentage identified in the Basic Lease Information that was calculated by dividing: (a) the rentable square feet in the Premises; by (b) the 207,022 rentable square feet in the Building. Landlord and Tenant stipulate to the percentage set forth in the Basic Lease Information.
          “Term” means the term of this Lease.
          “Third Person Claim” means any Action that is instituted against an Indemnified Person by a Person other than an Indemnifying Person and which, if prosecuted successfully, would result in Losses for which such Indemnified Person is entitled to indemnification under Section 11.
          “Transfer” means Tenant’s: (a) assignment, transfer or encumbrance of this Lease or any estate or interest herein; (b) subletting of any portion of the Premises; (c) granting to another Person any license, concession or other right of occupancy of any portion of the Premises; and/or (d) permitting another Person to use the Premises. Notwithstanding the foregoing, “Transfer” shall not include Tenant’s permitting: (i) another Person to become Tenant hereunder by merger, consolidation, or other reorganization; or (ii) the transfer of an ownership interest in Tenant so as to result in a change in the current Control of Tenant.
          “UCC” means the Uniform Commercial Code of the State of Florida.
          “Utilities” means water, sewer, electricity and natural gas.
          “Work” means all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings (Exhibit D).
          “Working Drawings” means the Approved Construction Drawings (Exhibit D).
     2. Lease Grant. Subject to the terms of this Lease, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the parking spaces in the Parking Garage as set forth at Exhibit G to this Lease.
     3.  Tender of Possession.
          (a) Delivery Date. Landlord and Tenant presently anticipate that possession of the Premises and parking will be tendered to Tenant in the condition required by this Lease on the Delivery Date. If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Delivery Date but before the Final Delivery Date: (i) the validity of this Lease shall not be affected or impaired thereby; (ii) Landlord shall not be in default hereunder or be liable for Losses therefor, and (iii) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.
          (b) Failure to Deliver by Final Delivery Date. If Landlord is unable to tender possession of the Premises in the condition required by this Lease to Tenant by the Final Delivery Date. Tenant may: (i) terminate this Lease immediately; or (ii) accept possession and occupy the Premises after the Final Delivery Date with a reduction in the first six (6) months’ Base Rent in such amount as necessary to compensate Tenant for any Additional Rental Losses.
          (c) Accepting Conditions of Premises. By occupying the Premises, Tenant shall be deemed to accept the Premises in their condition as of the date of such occupancy, subject to the performance of any punch-list items that remain to be performed by Landlord. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto. Except as set forth in Section 3(b), the Parties’ failure to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.
     4.  Rent.
          (a) Payment. Except as otherwise expressly provided herein, Tenant shall timely pay Rent to Landlord, without notice, demand, deduction or set off, by good and sufficient check drawn on a federally insured depository institution at Landlord’s address identified in the Basic Lease Information or as otherwise specified in writing by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Rent and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable on the Commencement Date; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the first full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent and Drive-Through Rent at the same time and in the same manner as Basic Rent. Payments of Additional Rent and Drive-Through Rent shall be accompanied by all applicable state and local sales taxes.
          (b) Additional Rent. Tenant shall pay Additional Rent, if any, to Landlord. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. Promptly thereafter, Landlord shall provide the Additional Rent Support Documentation to Tenant. During each calendar year or partial calendar year during the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and promptly deliver to Tenant the Additional Rent Support Documentation relating thereto. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment provided herein when actual Operating Costs are available for each calendar year.
          (c) Drive-Through Rent. Tenant shall pay Drive-Through Rent to Landlord during each calendar year or partial calendar year during the Term in advance concurrently with each monthly installment of Basic Rent. The monthly Drive-Through Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Drive-Through Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Drive-Through Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Payments of Drive-Through Rent shall be accompanied by all applicable state and local sales or use taxes.
          (d) Waiver of Protest of Appraised Value. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.
          (e) Operating Cost Statement. Landlord shall furnish an Operating Cost Statement to Tenant on April 1 of each calendar year during the Term, commencing in calendar year 2008, or as soon thereafter as practicable. If Tenant’s estimated payments of Operating Costs under Section 4(b) for the previous year covered by the Operating Costs Statement are: (i) greater than Tenant’s Proportionate Share of such items as indicated in the Operating Costs Statement, Landlord shall promptly reimburse Tenant for such excess, or (ii) less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs Statement, Tenant shall promptly pay Landlord such deficiency.
     5. Delinquent Rent Payment. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the Default Rate.
     6.  Parties’ Obligations.
          (a) General Services.
          (i) Landlord shall furnish to Tenant: (a) water at those points of supply provided for general use of tenants of the Building; (b) HVAC, as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (c) Sanitary Services to those areas of the Building, other than the Premises, the use of which is shared by all tenants on Business Days; (d) such exterior window washing as may from time to time be reasonably required; and (e) Building security service. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party.
          (ii) Tenant shall be responsible for obtaining the following services as they relate exclusively to the Premises: (a) Sanitary. Services; (b) electric service; (c) pest control; and (d) security services. Landlord shall have the right to designate vendors to provide Sanitary Services to the Premises, provided the cost of such services is competitive in the vicinity of the Building.
          (b) HVAC Services During Non-Business Hours. Tenant shall e-mail or hand-deliver a notice to Landlord prior to each occasion when Tenant desires to receive after hours HVAC services: (i) after 8:00 p.m. and before 7:00 a.m. on a Business Day; (ii) at any time after 1:00 p.m. and before 8:00 a.m. on a Saturday that is not a Building Holiday; or (iii) on a Sunday or Building Holiday. Landlord shall: (A) provide such services to Tenant as soon as reasonably practical after Landlord receives such notice from Tenant; (B) charge Tenant for such HVAC services in an amount equal to $30.00 per hour or part thereof; and (C) provide Tenant with a written invoice for such HVAC services,. Tenant shall pay such fees to Landlord within thirty (30) days after Landlord has delivered such invoice to Tenant, provided that no such fee is the subject of a good faith Dispute. If Tenant Disputes any item in any such invoice, Tenant shall pay the undisputed items in such invoice and negotiate in good faith with Landlord with respect to any such costs in Dispute.

          (c) Utility Use.
               (i) Electrical Services. Tenant shall arrange for a separate account with JEA for its electrical usage in the Premises. Landlord shall only be responsible for providing electric and telephone lines to the core of the Building, at which point Tenant shall make its connection and assume responsibility.
               (ii) Tenant’s Installation of Non-Standard Electrical Equipment. Tenant shall not install any electrical equipment requiring: (A) special wiring or voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld; or (B) voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion.
               (iii) Installation of Risers or Wiring to Meet Tenant Needs. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.
          (d) Failure of Services Preventing Occupancy.
               (i) Restoration of Services. Landlord shall use its best commercially reasonable efforts to restore any service required of Landlord that becomes unavailable. Except as provided below, such unavailability shall not render Landlord liable for any Losses caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.
               (ii) Abatement. If Tenant is prevented from using the Premises because of the unavailability of any such service or for any other reason not caused by a Tenant Party for: (A) a period of seven (7) consecutive days following Landlord’s receipt from Tenant of a written notice of such unavailability, Tenant shall receive a complete abatement of Rent for each consecutive day after such 7-day period that Tenant is so prevented from using the Premises; or (B) ten (10) days within any thirty (30) day period, Tenant shall receive a complete abatement of Rent for each such day within such thirty (30) day period that Tenant is so prevented from using the Premises.
               (iii) Constructive Eviction; Termination of Lease. Tenant may, in its sole discretion, terminate this Lease immediately and without penalty or other cost if Tenant is prevented from using the Premises because of the unavailability of any such service or for any other reason not caused by a Tenant Party for a period of thirty (30) consecutive days.
          (e) Drive-through. Tenant shall be responsible for the installation and maintenance of any and all equipment, including without limitation any of Tenant’s Off-Premises Equipment, associated with the drive through banking facilities.
          (f) Bank Security. Notwithstanding Landlord’s obligation to secure the Building, Tenant shall be responsible for securing both the Premises and any equipment associated with the drive-through located in the Parking Garage.
     7. Improvements; Alterations; Repairs; Maintenance.
          (a) Landlord’s Improvements and Alterations. Landlord shall complete improvements to the Premises in accordance with the Working Drawings and any written plans and specifications mutually acceptable to the Parties and approved by Landlord under the Work Letter.
          (b) Tenant’s Improvements and Alterations. Tenant shall:
               (i) make each alteration or physical addition in or to the Premises only after receiving Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Landlord may withhold its consent to any alteration or addition that would adversely affect the (A) Building’s Structure or Building’s Systems, including the Building’s restrooms or mechanical rooms); (B) exterior appearance of the Building; (C) appearance of the Building’s common areas or elevator lobby areas; or (D) provision of services to other tenants of the Building;
               (ii) not paint or install lighting or decorations, signs, window or door lettering or advertising media of any type visible from the exterior of the Premises;
               (iii) construct maintain and use all alterations, additions and improvements at Tenant’s risk and expense, in accordance with Applicable Laws; and
               (iv) not deem Landlord’s consent to or approval of any alterations, additions or improvements or the plans therefor as Landlord’s representation, warranty or acceptance that such alterations, additions or improvements comply with sound architectural and/or engineering practices or with all Applicable Laws.
          (c) Tenant’s Repairs and Maintenance. Tenant shall: (i) maintain the Premises in a clean, safe and operable condition; (ii) not permit or allow to remain any waste or damage to any portion of the Premises; (iii) at Tenant’s sole expense, shall repair, replace and maintain in good condition and in accordance with Applicable Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises; (iv) repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party.
          (d) Landlord’s Repairs and Maintenance. Landlord may, at Tenant’s expense: (i) repair or replace damages to the Premises caused by a Tenant Party if Tenant fails to make any such repair within thirty (30) days after the occurrence of such damage; and (ii) repair any damages caused by a Tenant Party to the Building outside of the Premises. Landlord shall provide to Tenant a written invoice setting forth the amount of Landlord’s actual cost of making any such repair or replacement, including all information and documentation necessary to support the validity and accuracy of such costs. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord has such delivered such invoice to Tenant, provided that no such cost is the subject of a good faith Dispute. If Tenant Disputes any item in any such invoice, Tenant shall pay the undisputed items in such invoice and negotiate in good faith with Landlord with respect to any such costs in Dispute.
          (e) Performance of Improvements, Alterations Repairs and Maintenance.
               (i) In General. All improvements, alterations, repairs or maintenance that Tenant is required to make under this Section 7 shall be performed only by a contractor approved by Landlord (“Tenant Contractor”).
               (ii) Performance by Tenant Contractors. Tenant shall: (A) obtain Landlord’s prior written consent before any Tenant Contractor commences any such services; (B) obtain the written approval of the Building’s engineer of record before any Tenant Contractor provides any services that may affect the Building’s Structure or the Building’s Systems; (C) provide Landlord with the name, mailing address and telephone number of each such approved Tenant Contractor; (D) cause each Tenant Contractor to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts and with such companies as Landlord may reasonably require; and (E) cause each Tenant Contractor to perform all improvements, alterations, repairs or maintenance to the Premises and/or the Building in accordance with Applicable Laws and in a good and workmanlike manner so as not to damage the Building, including the Premises, the Building’s Structure and the Building’s Systems. Subject to Applicable Law, Landlord may post on and about the Premises notices of non-responsibility with respect to any improvement, alteration, repair or maintenance conducted by a Tenant Contractor.
               (iii) Performance of Work Performed by Landlord Contractors. Landlord shall: (A) cause each Landlord employee or Landlord Contractor to perform all improvements, alterations, repairs or maintenance to the Premises and/or the Building in accordance with Applicable Laws and in a good and workmanlike manner so as not to damage the Building, including the Premises, the Building’s Structure and the Building’s Systems; (B) obtain the written approval of the Building’s engineer of record before any Landlord Contractor provides any services that may affect the Building’s Structure or the Building’s Systems; (C) cause each Landlord Contractor to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts and with such companies as shall be commercially reasonable and consistent with commercial practices by landlords in northeast Florida; and (D)

cause all improvements, alterations, repairs or maintenance affecting the Building’s roof to be performed by a qualified roofing contractor in a manner that shall not adversely affect the integrity thereof or void or reduce the warranty thereon.
          (f) Mechanic’s Liens.
               (i) In General.
                    (A) Tenant’s Authorization of Work. Tenant shall: (I) be deemed to have authorized and ordered all work performed, materials furnished and obligations performed by a Tenant Contractor and incurred by or at the request of a Tenant Party; (II) not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith; and (III) deliver to Landlord final lien waivers from all Tenant Contractors after completion of any such work by such Persons.
                    (B) Landlord’s Authorization of Work. Landlord shall: (I) be deemed to have authorized and ordered all work performed, materials furnished and obligations performed by a Landlord Contractor and incurred by or at the request of Landlord or any of its agents or Representatives; (II) not permit any mechanic’s liens to be filed against the Premises, Building or the Project in connection therewith; and (III) deliver to Tenant final lien waivers from all Landlord Contractors after completion of any such work by such Persons.
               (ii) Tenant’s Removal of Mechanics Liens. With respect to any mechanics lien filed against the Premises or the Project in connection with the services described in Section 7(e)(ii), Tenant shall: (A) pay the amount of such lien and cause such lien to be released of record; or (B) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. Tenant shall take such action within: (I) ten (10) days after Tenant’s receipt of Landlord’s written notice of the filing of such lien; or (II) such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto. Landlord may pay any such lien claim if Tenant fails to perform its obligations under in Section 7(e)(ii). Landlord shall provide to Tenant a written invoice of any amounts so paid by Landlord, including with related expenses and all information and documentation necessary to support the validity and accuracy of all such amounts paid and expenses incurred. Tenant shall pay such fees to Landlord within ten (10) days after Landlord has delivered such invoice to Tenant, provided that no such amount is the subject of a good faith Dispute. If Tenant Disputes any item in any such invoice, Tenant shall pay the undisputed items in such invoice and negotiate in good faith with Landlord with respect to any such amounts in Dispute.
               (iii) Mechanics Liens. With respect to any mechanics lien filed against the Premises or the Project in connection with the services described in Section 7(e)(iii), Landlord shall: (A) pay the amount of such lien and cause such lien to be released of record; or (B) diligently contest such lien. Landlord shall take such action within (I) ten (10) days after Landlord’s receipt of written notice of the filing of such lien; or (II) such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto.
               (iv) Tenant Responsible For Amounts Owed to Tenant Contractors. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant,” thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships. All Tenant Contractors and any other Persons now or hereafter contracting with Tenant, any Tenant Contractor or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that Person shall look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by a Tenant Contractor or deemed to give any Tenant Contractor any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed or materials furnished by a Tenant Contractor at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.
     8.  Tenant’s Use of Premises. Tenant shall: (a) use the Premises only for the Permitted Use; (b) comply with Applicable Laws relating to the use, condition, access to, and occupancy of the Premises; (c) not commit waste or overload the Building’s Structure or the Building’s Systems; (d) not subject the Premises to use that would damage the Premises; (e) not use the Premises in any manner that is disreputable; (f) not use the Premises in any manner that creates extraordinary fire hazards; (g) not use the Premises in any manner that results in an increased rate of insurance on the Building or its contents; (h) not use the Premises to store any Hazardous Materials, other than typical office supplies such as photocopier toner, and then only in compliance with Applicable Laws; (i) conduct Tenant’s business in the Premises and control each other Tenant Party located in the Project so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building; (j) pay Landlord upon Tenant’s receipt of a written request for the amount of the Premises’ pro-rata share of any documented increase in the Building’s insurance premiums caused directly by a Tenant Party’s breach of any provision herein or Tenant’s vacating the Premises in breach hereof (and Landlord’s acceptance of such payment shall not waive any of Landlord’s other rights herein); (k) as between Landlord and Tenant, bear the risk of complying with the Disabilities Acts in the Premises; and (1) continuously operate its retail banking business in the Premises. As between Landlord and Tenant, Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement Work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant).
     9. Assignment and Subletting.
          (a) Transfers. Except as provided in Section 9(h), Tenant shall not engage in a Transfer without the prior written consent of Landlord.
          (b) Standards For Landlord’s Consent to Transfers. Landlord shall not unreasonably withhold, delay or condition its consent to any assignment or subletting of the Premises, provided that the proposed transferee: (i) is creditworthy: (ii) has a good reputation in the business community; (iii) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building; (iv) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project; (v) is not a governmental entity, or subdivision or agency thereof; (vi) is not another occupant of the Building; and (vii) is not a Person with whom Landlord is then, or has been within the six (6)-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or any Affiliate of any such Person. Landlord may, in its sole discretion, withhold its consent to a Transfer: described in subparagraphs (i) through (vii) above if Tenant has committed an Event of Default that has not been cured at the time Tenant has requested such Transfer.
          (c) Tenant’s Request for Consent. At least fifteen (15) Business Days prior to the effective date of any proposed Transfer, Tenant shall provide Landlord with: (i) a written description of all terms and conditions thereof; (ii) copies of the proposed documentation; (iii) name and address of the proposed transferee; (iv) reasonably satisfactory information about the proposed transferee’s business and business history; (v) the proposed transferee’s proposed use of the Premises; (vi) the proposed transferee’s banking, financial and other credit information; (vi) general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character; and (vii) a one thousand dollar ($1,000) fee to defray Landlord’s expenses in reviewing such Transfer request. Tenant shall reimburse Landlord immediately upon request for Landlord’s reasonable attorneys’ fees incurred in connection with considering any request for consent to such a Transfer.
          (d) Conditions to Landlord’s Consent to Transfers. Each proposed transferee approved by Landlord hereunder shall deliver to Landlord a written agreement under which such transferee expressly assumes Tenant’s obligations hereunder. Notwithstanding the foregoing, if Tenant Transfers less than all of the space in the Premises to an approved transferee, such transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to such Transfer for the period thereof. After the consummation of any approved Transfer or Permitted Transfer: (i) Tenant shall be released from its obligations hereunder; and (ii) transferee shall be solely liable for Tenant’s obligations and performance hereunder. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.
          (e) Event of Default. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, Landlord may, in addition to its other remedies hereunder, collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of

Rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.
          (f) Improvements Necessitated by Sublease or Assignment. Landlord shall provide Tenant with a written invoice setting forth Landlord’s actual cost of any demising walls or other improvements necessitated by a proposed subletting or assignment and all information and documentation necessary to support the validity and accuracy of all such costs incurred. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord has delivered such invoice to Tenant, provided that no such amount is the subject of a good faith Dispute. If Tenant Disputes any item in any such invoice, Tenant shall pay the undisputed items in such invoice and negotiate in good faith with Landlord with respect to any such amounts in Dispute.
          (g) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (i) liable for any previous act or omission of Tenant under such sublease; (ii) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (iii) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent that such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (iv) bound by any security or advance rental deposit made by such subtenant that is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (v) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 9(g). The provisions of this Section 9(g) shall be self-operative, and no further instrument shall be required to give effect thereto.
          (h) Permitted Transfers.
               (i) Categories of Permitted Transferees. Notwithstanding Section 9(a), Tenant may engage in a Permitted Transfer of all or part of Tenant’s interest in this Lease or all or part of the Premises to any and all of the following Permitted Transferees without the written consent of Landlord:
                    (A) Tenant Affiliates. An Affiliate of Tenant.
                    (B) Survivor of Merger or Consolidation With Tenant. Any corporation, limited partnership, limited liability partnership, limited liability company or other business Person in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as: (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created Person is not less than the Tangible Net Worth of Tenant as of the date hereof; or
                    (C) Person Acquiring Substantially All of Tenant’s Assets. Any corporation, limited partnership, limited liability partnership, limited liability company or other business Person acquiring all or substantially all of Tenant’s assets if such Person’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.
               (ii) Tenant’s Obligations Following Permitted Transfers. Tenant shall: (A) promptly notify Landlord of any such Permitted Transfer; (B) remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring Person shall expressly assume in writing Tenant’s obligations hereunder; and (C) furnish Landlord the following information no later than 30 days after the effective date of any Permitted Transfer; (I) copies of the instrument effecting any of the foregoing Transfers; (II) documentation establishing Tenant’s satisfaction of the foregoing requirements applicable to any such Transfer; and (III) evidence of insurance required hereunder with respect to the Permitted Transferee.
               (iii) Transferee’s Obligations Following Permitted Transfer. Each Permitted Transferee shall: (A) comply with all of the terms and conditions of this Lease, including the Permitted Use; and (B) not use the Premises in violation of any other agreements affecting the Premises or the Building, Landlord or other tenants of the Building.
               (iv) Landlord’s Rights Following Permitted Transfer. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 9.
     10.  Insurance.
          (a) Tenant’s Insurance. Tenant will throughout the Term (and any other period when Tenant is in possession of the Premises) carry and maintain, at its sole cost and expense, the following types of insurance, which shall provide coverage on an occurrence basis, in the amounts specified with deductible amounts reasonably satisfactory to Landlord:
     (i) Commercial General Liability Insurance. Commercial General Liability (“CGL”) insurance covering claims arising from personal injury, death and property damage occurring in or about the Premises, the Building and the Project with minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 general aggregate. The CGL policy shall include Contractual Liability coverage.
     (ii) Comprehensive Automobile Liability Insurance. Comprehensive Automobile Liability insurance with a limit of not less than $1,000,000.00 per occurrence for bodily injury, $500,000.00 per person and $100,000.00 property damage or a combined single limit of $1,000,000.00 for both owned and non-owned vehicles.
     (iii) Excess Liability Insurance. Tenant shall also carry and maintain Excess Liability insurance with a limit of not less than $5,000,000.00 per occurrence.
     (iv) Property Insurance. Insurance of personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments made by Tenant on the full replacement value of Tenant’s property. Tenant’s policy will also include business interruption/extra expense coverage in amounts sufficient to insure six (6) months of interrupted business operations at the Premises.
     (v) Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation insurance covering all employees of Tenant, as required by the laws of the State of Florida.
          Policy Form. All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida having an A.M. Best’s rating of A or better; (ii) name Landlord and Landlord’s property manager as an additional insured; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or any mortgagee of Landlord; and (iv) contain an obligation of the insurers to endeavor to notify the Landlord not less than thirty (30) days prior to the termination of any such policy. Tenant shall provide certificates of insurance on Acord Form 25-S on or before the Commencement Date and thereafter at times of renewal or changes in coverage or insurer, and if required by mortgagee copies of such insurance policies certified to Tenant’s insurer as being complete and current promptly upon request. If (a) the Tenant fails to take out or to keep in force any insurance referred to in this Section 10, or should any such insurance not be approved by either the Landlord or any mortgagee, and (b) the Tenant does not commence and continue to diligently cure such default within two (2) Business Days after written notice by the Landlord to Tenant specifying the nature of such default then the Landlord has the right, without assuming any obligation in connection therewith, to procure such insurance at the sole cost of the Tenant, and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease. The Tenant shall not keep or use in the Premises any article that may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Project.

          (b) Landlord’s Insurance. During the Term, Landlord will carry and maintain the following types of insurance: (i) builders risk insurance during construction of the Building; (ii) property insurance on the Project covering “All Risks” perils in an amount equal to the full replacement cost of the Project (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 10 or similar sections of their respective leases); and (iii) commercially reasonable commercial general liability insurance with respect to the Project. Landlord may maintain any other commercially reasonable insurance coverages relating to the Project or Landlord’s operations therein.
          (c) Additional Landlord Insurance. Landlord may, but shall not be obligated to, (i) maintain such other insurance and additional coverages relating to the Project and its operation as Landlord shall from time to time deem necessary; (ii) include the cost of the foregoing insurance relating to the Project in Operating Costs; and (iii) maintain the foregoing insurance coverages for Landlord’s sole benefit and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
          (d) Evidence of Landlord’s Insurance. Landlord shall: (i) furnish to Tenant evidence that Landlord has obtained all insurance coverages required hereunder at least ten (10) days prior to the Commencement Date and fifteen (15) days prior to each renewal of such insurance; (ii) obtain a written obligation from each insurance company to endeavor to notify Tenant at least thirty (30) days before an insurance policy is cancelled or materially changed; and (iii) obtain each such insurance policy from an insurer with an A.M. Best rating of A or better. If Landlord fails to comply with the foregoing insurance requirements or to deliver to Tenant the certificates or evidence of coverage required herein, Tenant, in addition to any other remedy available pursuant to this Lease or otherwise, may, after providing Landlord, five (5) Business Days prior notice, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof.
     11. Indemnification.
          (a) Tenant’s Indemnification Obligations. Tenant shall defend, indemnify and hold Landlord, its partners, Affiliates and respective officers, directors, employees, agents, successors and permitted assigns harmless from and against, and shall reimburse Landlord or them for, any Losses arising from, in connection with or resulting from:
               (i) any occurrence in the Premises or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment, unless caused by the negligence, gross negligence, fault or strict liability of Landlord or its agents or contractors;
               (ii) Tenant’s breach of, or any false, inaccurate, untrue or incomplete representation or warranty herein;
               (iii) Tenant’s breach, non-fulfillment or non-performance of any covenant, obligation, duty, condition or action required of Tenant pursuant hereto; and/or
               (iv) Tenant’s willful misfeasance, bad faith, fraud, negligence and/or gross negligence in the performance or failure to perform Tenant’s obligations, duties or covenants herein.
          (b) Landlord’s Indemnification Obligations. Landlord shall defend, indemnify and hold Tenant, its stockholders, Affiliates and respective officers, directors, employees, agents, successors and permitted assigns harmless from and against, and shall reimburse Tenant or them for, any Losses arising from, in connection with or resulting from:
               (i) any occurrence in the Building’s common areas which do not arise out of the fault or negligence of Tenant, its agents, contractors, employees or invitees;;
               (ii) Landlord’s breach of, or any false, inaccurate, untrue or incomplete representation or warranty herein;
               (iii) Landlord’s breach, non-fulfillment or non-performance of any material covenant, obligation, duty, condition or action required of Tenant pursuant hereto; and/or

               (iv) Landlord’s willful misfeasance, bad faith, fraud, negligence and/or gross negligence in the performance or failure to perform Landlord’s obligations, duties or covenants herein.
          (c) Procedures for Indemnification.
               (i) Written Notice of Indemnification Claim. An Indemnification Claim shall be made by an Indemnified Person by delivering a written notice to the Indemnifying Person and it’s legal Representative requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought and the amount of asserted Damages and, in the case of a Third Person Claim, containing (by attachment or otherwise) such other information as such Indemnified Person shall have concerning such Third Person Claim.
               (ii) Third Person Claims. If the Indemnification Claim involves a Third Person Claim, the Indemnified Person and the Indemnifying Person shall observe the procedures set forth in Section 11(d) hereof.
               (iii) Other Claims. If the Indemnification Claim involves a matter other than a Third Person Claim, the Indemnifying Person’s legal Representative shall have thirty (30) days to object to such Indemnification Claim by delivering a written notice of such objection to such Indemnified Person specifying in reasonable detail the basis for such objection. Failure to so object in a timely manner shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnifying Person’s Representative on behalf of all Indemnifying Persons, and the Indemnification Claim shall be paid in accordance with Section 11(e) hereof.
          (d) Third Person Claims. The Parties’ obligations and liabilities hereunder with respect to a Third Person Claim shall be subject to the following terms and conditions:
               (i) Written Notice of Third Person Claim. The Indemnified Person shall give the Indemnifying Person’s Representative written notice of a Third Person Claim promptly after receipt by the Indemnified Person of notice thereof, and the Indemnifying Person’s Representative, on behalf of the Indemnifying Persons, may undertake the defense, compromise and settlement thereof by Representatives of its own choosing reasonably acceptable to the Indemnified Person. The failure of the Indemnified Person to notify the Indemnifying Person’s Representative of such Claim shall not relieve the Indemnifying Persons of any Liability that the Indemnifying Persons may have with respect to such Claim except to the extent the Indemnifying Person’s Representative demonstrates that the defense of such Claim is prejudiced by such failure.
               (ii) Acknowledgement of Obligation to Indemnify. The Indemnifying Person’s assumption of the defense, compromise or settlement of any such Third Person Claim shall be the Indemnifying Person’s acknowledgment of its obligation to indemnify the Indemnified Person with respect to such Claim hereunder, unless the Indemnifying Person gives written notice to the Indemnified Person within ten (10) days after receipt of the Indemnified Person’s notice that it Disputes its liability to Indemnified Person with respect to such Third Person Claim notwithstanding its assumption of the defense thereof.
               (iii) Indemnified Person’s Participation in Defense. If the Indemnified Person desires to participate in, but not control, any such defense, compromise or settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Person’s Representative fails or refuses to undertake the defense of such Third Person Claim within ten (10) days after written notice of such Claim has been given to the Indemnifying Person Representative by the Indemnified Person, the Indemnified Person shall have the right to undertake the defense, compromise and/or settlement of such Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnified Person shall, promptly upon its assumption of the defense of such Claim, be deemed to have made an Indemnification Claim that is not a Third Person Claim for the purposes of the procedures set forth herein.
               (iv) Indemnified Person’s Control of Defense.
                    (A) If, in the reasonable opinion of the Indemnified Person, any Third Person Claim or the Action or resolution thereof involves an issue or matter that could reasonably have a Material Adverse Effect on the Indemnified Person’s business, operations, assets, properties or prospects, including, but not limited to, the administration of the Tax returns and responsibilities under the Tax Laws of the Indemnified Person:

                    (I) the Indemnified Person shall have the right to control the defense, compromise and/or settlement of such Third Person Claim undertaken by the Indemnifying Person’s Representative;
                    (II) the Indemnified Person shall initially pay the fees, costs and expenses of the Indemnified Person’s legal, accounting and consulting Representatives or any other Person retained by the Indemnified Person in connection with the aforementioned defense, compromise and/or settlement; and
                    (III) such fees, costs, expenses and all other Damages paid, suffered or incurred by the Indemnified Person resulting from, based upon or arising out of such Third Person Claim shall be included as part of the indemnification obligations of the Indemnifying Persons hereunder.
               (B) If the Indemnified Person shall elect to exercise such right, the Indemnifying Person’s Representative shall have the right to participate in, but not control, the defense, compromise and/or settlement of such Third Person Claim at its sole cost and expense.
          (v) Certain Settlements By The Indemnified Person Are Subject To The Indemnifying Person’s Consent. No settlement of a Third Person Claim involving the asserted Liability of any Indemnifying Person under this Article shall be made without the prior written consent by or on behalf of the Indemnifying Person’s Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of ten thousand dollars ($10,000) or less where the Indemnifying Person’s Representative has not responded within ten (10) Business Days of such Representative’s receipt of written notice of such proposed settlement.
          (vi) Certain Settlements By The Indemnifying Person Are Subject to The Indemnified Person’s Consent. If the Indemnifying Person’s Representative assumes the defense of such a Third Person Claim:
               (A) no compromise or settlement thereof may be effected by the Indemnifying Person’s Representative without the Indemnified Person’s consent unless:
                    (I) there is no finding or admission of any violation of Applicable Requirements or any violation of the rights of any Person and no effect on any other Claim that may be made against the Indemnified Person;
                    (II) the sole relief provided is monetary damages that are paid in full by the Indemnifying Persons; and
                    (III) the compromise or settlement includes, as an unconditional term thereof, the giving by the Claimant or the plaintiff to the Indemnified Person of a release, in form and substance satisfactory to the Indemnified Person, from all Liability in respect of such Third Person Claim; and
                    (IV) the Indemnified Person shall have no Liability with respect to any compromise or settlement thereof effected without its consent.
          (vii) Cooperation; Participation of Counsel; Access to Records.
               (A) Third Person Claims. In connection with the defense, compromise or settlement of any Third Person Claim, the Parties shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of the legal Representative selected by any Party and, as may reasonably be related to any such Claim or Action, shall provide access to the legal, accounting and other Representatives of each Party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other Party and will furnish to such other Party copies of all such documents as may reasonably be requested (certified, if requested).
               (B) Agency Claims. Intentionally deleted.
          (viii) Statutes of Limitation. Subject to the approval of a Party’s insurance carrier, if a Third Person Claim is brought against a Party with respect to which either Party may have a Claim against the other, the Parties shall execute a statute of limitation tolling agreement as to such Claims until the Third Person Claim is resolved.

          (e) Payment of Indemnification Claim. Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnifying Person’s Representative and the Indemnified Person or by an arbitration award or by any other final adjudication, the Indemnifying Persons shall pay the amount of such Indemnification Claim within thirty (30) days of the date such amount is determined. Thereafter, the amount of such Indemnification Claim shall bear interest at a rate equal to ten percent (10%) per annum.
          (f) Subrogation. Upon payment in full of any Indemnification Claim or the payment of any judgment or settlement with respect to a Third Person Claim, the Indemnifying Persons shall be subrogated to the extent of such payment to the rights of the Indemnified Person against any Person with respect to the subject matter of such Indemnification Claim or Third Person Claim.
          (g) Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS LEASE, EVEN IF SUCH PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
          (h) Survival of Indemnification. The indemnities set forth in this Section 11 shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.
     12. Subordination; Attornment; Notice to Landlord’s Mortgagee.
          (a) Subordination. This Lease shall be subordinate to any Mortgage or Primary Lease that now or hereafter covers all or any part of the Premises. Any Landlord’s Mortgagee may unilaterally elect at any time to make this Lease superior to its Mortgage, Primary Lease or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section 12 shall be self-operative and no further instrument of subordination shall be required. Notwithstanding the foregoing, Tenant shall take the following actions:
               (i) Documentation Subordinating Lease to Mortgage or Primary Lease. Tenant shall: (A) confirm the subordination of this Lease to any such Mortgage or Primary Lease by executing such documentation as Landlord’s Mortgagee may reasonably request to evidence such subordination; (B) cause such documentation to include a subordination, non-disturbance and attornment agreement; (C) if required, cause such documentation to be in recordable form; (D) return such documentation to Landlord or such other Person designated by Landlord within ten (10) days after written request therefor; or
               (ii) Documentation Subordinating Mortgage or Primary Lease to This Lease. If the Landlord’s Mortgagee so elects, Tenant shall execute such documentation as Landlord’s Mortgage may reasonably request to evidence the subordination of such Mortgage or Primary Lease to this Lease.
          Landlord shall direct Landlord’s Mortgagee to execute a subordination, nondisturbance and attornment agreement with respect to this Lease and the Premises in such form as may be reasonably acceptable to Tenant.
          (b) Attornment. Tenant shall attorn to any Person succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such Person’s request, and shall execute such agreements confirming such attornment as such Person may reasonably request.
          (c) Notice to Landlord’s Mortgagee. Landlord shall provide to Tenant in writing the name, address and telephone numbers of each Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default by Landlord without first: (i) providing to each such Landlord’s Mortgagee written notice of such proposed enforcement, specifying the default in reasonable detail; and (ii) affording each such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
          (d) Landlord Obligations. Landlord shall:
               (i) deposit into a Special Deposit Account any and all additional rent or advance rent that Tenant may pay hereunder for more than the current month to Landlord or any successor thereto;

               (ii) deposit into a Special Deposit Account any and all security or advance rental deposits made by Tenant hereunder;
               (iii) not withdraw any portion of the funds in a Special Deposit Account unless such funds represent: (A) rents, security or rental deposits that are currently due and payable hereunder; or (B) security or advance rental deposits that Landlord intends to forward to a Landlord’s Mortgagee that has succeeded to Landlord’s interests hereunder;
               (iv) provide Tenant with written documentation of each Mortgage and Primary Lease that Landlord has entered into with each Landlord’s Mortgagee, including documentation identifying each termination, amendment or modification hereto that Landlord may engage in with and without such Landlord’s Mortgagee’s consent;
               (v) not terminate, amend or modify this Lease without obtaining any consent required by a Landlord’s Mortgagee;
               (vi) with respect to any termination, amendment or modification of this Lease, provide Tenant with: (A) Landlord’s written representation and warranty that Landlord received written consent from each Landlord’s Mortgagee in connection therewith (or Landlord’s written representation and warranty that no such consent was required in connection with such action); and (B) each applicable Landlord’s Mortgagee’s written certification that Landlord’s Mortgagee provided written consent to Landlord in connection therewith (or Landlord’s Mortgagee’s written certification that no such consent was required in connection with such action).
     13. Rules And Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes shall: (i) apply to all tenants of the Project; (ii) not diminish or unreasonably interfere with Tenant’s use of the Premises; (iii) be enforced by Landlord in a non-discriminatory manner. Tenant shall cause each Tenant Party to comply with such rules and regulations.
     14. Condemnation.
          (a) Total Taking. This Lease shall terminate as of the date of a Taking of the entire Building or Premises.
          (b) Partial Taking — Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking would prevent Tenant from conducting on a permanent basis its business in the Premises and the Building in a manner substantially the same as that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within one hundred and twenty (120) days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease within one hundred and twenty (120) days after the Taking, Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
          (c) Partial Taking — Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within one hundred and twenty (120) days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease within one hundred and twenty (120) days after such Taking, this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).
          (d) Temporary Taking. The following shall apply if all or any portion of the Building becomes subject to a Taking for a limited period of time:
               (i) Tenant Able to Conduct Business As Usual. If any part of the Building becomes subject to such a temporary Taking and Tenant is able to continue conducting its business in the Premises and the Building in a manner substantially the same as that conducted immediately before such Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder.

               (ii) Tenant Unable to Conduct Business As Usual.
                    (A) Abatement. If any part of the Building becomes subject to such a temporary Taking and such Taking would prevent Tenant from conducting on its business in the Premises and the Building in a manner substantially the same as that conducted immediately before such Taking for: (A) a period of seven (7) consecutive days following such Taking, Tenant shall receive a complete abatement of Rent for each consecutive day after such 7-day period that Tenant is so prevented from using the Premises or Building; or (B) 15 days within any 30-day period, Tenant shall receive a complete abatement of Rent for each such day within such 30-day period that Tenant is so prevented from using the Premises or Building.
                    (B) Termination. Tenant may, in its sole discretion, terminate this Lease immediately and without penalty or other cost if any part of the Building becomes subject to such a temporary Taking and such Taking would prevent Tenant from conducting its business in the Premises in a manner substantially the same as that conducted immediately before such Taking for a period of 45 consecutive days.
                    (C) Condemnation Awards. Tenant shall be entitled to receive the entire award made in connection with any temporary condemnation or other taking of the Premises attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking that: (I) relates to a period after the expiration of the Term; or (II) is allocable to the cost of restoration of the Premises. If any such temporary condemnation or taking terminates prior to the expiration or termination of the Term, Tenant shall use the portion of the award attributable to Tenant to restore the Premises as nearly as possible to the condition prior to the condemnation or other taking; provided, however, that Tenant shall not be obligated to use any other funds to restore the Premises.
               (e) Award. Except as set forth in Section 14(d)(ii)(C), Landlord shall receive the entire award or other compensation for the Land, the Building and other improvements that are subject to a Taking. Notwithstanding the foregoing, Tenant may separately pursue a Claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
     15 Fire or Other Casualty.
          (a) Repair Estimate. If the Premises or the Building are damaged by a Casualty, Landlord shall, within ninety (90) days after such Casualty, deliver a Damage Notice to Tenant containing a good faith estimate of the time needed to repair the damage caused by such Casualty.
          (b) Tenant’s Rights. Tenant may terminate this Lease immediately upon providing written notice thereof to Landlord if: (i) a portion of the Building or Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises or the Building in a manner substantially the same as that conducted immediately before such Casualty; and (ii) Landlord estimates that the damage caused thereby cannot be repaired within 180 days from the date of such Casualty (or, regardless of such estimate, if such damages are not repaired within 180 days from the date of such Casualty).
          (c) Landlord’s Rights. Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant if a Casualty damages the Premises or a material portion of the Building and: (i) Landlord estimates that the damage to the Premises cannot be repaired within 180 days from the date of such Casualty; (ii) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (iii) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings) and is not substantially covered by Landlord’s insurance policies by reason of an exclusion from such policies outside of Landlord’s control (e.g., such policies exclude Casualties caused by terrorist attack); or (iv) Landlord is required to pay the insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee.
          (d) Repair Obligation. If neither Party elects to terminate this Lease following a Casualty, Landlord shall, within a commercially reasonable time after the date of such Casualty: (i) begin to repair the Premises; and (ii) proceed with commercially reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty. Notwithstanding the foregoing, Landlord shall not be required to repair or replace any: (A) alterations or betterments within the Premises, which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense; or (B) furniture, equipment, trade fixtures or personal property in the Premises or the Building that is owned or leased by Tenant or any Person other than Landlord. Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question; provided, however, that any shortfall in insurance proceeds caused by Landlord’s failure to comply with its insurance obligations in Section 10(b) shall be deemed to be a Landlord Event of Default. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by Section 15(a) of this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
               (e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of such damage until the: (i) completion of Landlord’s repairs; or (ii) date of termination of this Lease by Landlord or Tenant as provided above. Notwithstanding the foregoing, Tenant shall continue to pay Rent without abatement if a Tenant Party was the direct cause of the Casualty causing such damage.
     16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. Tenant shall repay to Landlord within thirty (30) days following written request therefore any taxes that Landlord has elected to pay relating to: (i) taxes for which Tenant is liable and that are levied or assessed against Landlord or Landlord’s property; and/or (ii) any increase in the assessed value of Landlord’s property by inclusion of such Tenant’s personal property, furniture or fixtures. Landlord shall not pay such amount if: (A) Tenant notifies Landlord that Tenant will contest the validity or amount of such taxes before Landlord makes such payment; (B) Tenant thereafter diligently proceeds with such contest in accordance with Applicable Law; and (C) the non-payment thereof does not pose a threat of loss or seizure of the Project or Landlord’s interest therein or impose any fee or penalty against Landlord.
     17. Events of Default. Each of the following occurrences shall be an Event of Default:
               (a) Tenant Event of Default.
                    (i) Payment Default. Tenant’s failure to pay Rent by the first day of each month during the Term of this Lease, unless subject to abatement or otherwise excused hereunder.
                    (ii) Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 23(d) and such failure shall continue for five (5) Business Days after Landlord’s second written notice thereof to Tenant.
                    (iii) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 10(a) and such failure shall continue for five (5) Business Days after Landlord’s second written notice thereof to Tenant.
                    (iv) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 7(f)(ii).
                    (v) Other Defaults. Tenant fails to perform, comply with, or observe any other material agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof.
                    (vi) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(a)(vi) any guarantor of Tenant’s obligations hereunder): (i) any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (iv) for the reorganization or modification of Tenant’s capital structure; or (v) any assignment for the benefit of creditors proceeding. Notwithstanding the foregoing, any such petition filed against Tenant shall not be an Event of Default if Tenant causes such proceedings to be dismissed within ninety (90) days after the filing thereof.
                    (vii) Occupancy. Tenant’s failure to continuously occupy the Premises and operate its retail banking business therein.
               (b) Landlord Event of Default.
                    (i) Insurance. Landlord fails to procure, maintain and deliver to Tenant evidence of the insurance policies and coverages as required under Section 10(b) and such failure shall continue for five (5) Business Days after Tenant’s second written notice thereof to Landlord.
                    (ii) Other Defaults. Landlord fails to perform, comply with, or observe any other material agreement or obligation of Landlord under this Lease and the continuance of such failure for a period of more than thirty (30) days after Tenant has delivered to Landlord written notice thereof.
                    (iii) Insolvency. The filing of a petition by or against Landlord (the term “Landlord” shall include, for the purpose of this Section 17(b)(iii) any guarantor of Landlord’s obligations hereunder): (i) any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Landlord’s property or for Landlord’s interest in this Lease; (iv) for the reorganization or modification of Landlord’s capital structure; or (v) in any assignment for the benefit of creditors proceeding, Notwithstanding the foregoing, any such petition filed against Landlord shall not be an Event of Default if Landlord causes such proceedings to be dismissed within ninety (90) days after the filing thereof.
               (c) Notice Periods. Any notice periods provided for under this Section 17 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.
     18. Remedies.
               (a) Landlord’s Remedies. Upon any Tenant Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
                    (i) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender possession of the Premises to Landlord for Landlord’s account, and pay to Landlord the sum of: (A) all amounts due under Section 19(a); and (B) all accrued Rent and other sums hereunder required to be paid through the date of termination;
                    (ii) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall immediately surrender possession of the Premises to Landlord for Tenant’s account and pay to Landlord: (A) all Rent and other amounts accrued hereunder to the date of termination; (B) all amounts due from time to time under Section 19(a); and (C) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(a)(ii), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall mitigate Tenant’s liability under this Section 18(a)(ii) by using Landlord’s commercially reasonable best efforts to promptly relet the Premises on such terms as Landlord in commercially reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises). Notwithstanding the foregoing however, Landlord shall not be obligated to: (I) relet the Premises before leasing other portions of the Building; or (II) accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s commercially reasonable leasing criteria. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section

18(a)(ii). If Landlord elects to proceed under this Section 18(a)(ii), Landlord may at any time elect to terminate this Lease under Section 18(a)(i).
                    (iii) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease and enter upon the Premises in connection therewith if necessary, without being liable for any claim for damages therefor. Except in the case of an emergency (as determined in the Landlord’s sole judgment), Landlord shall telephone or telefax Tenant prior to entering the Premises. In all events, Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease plus interest at the Default Rate.
               (b) Tenant’s Remedies. Upon any Landlord Event of Default or other breach by Landlord of its obligations, covenants, agreements, representations or warranties hereunder, Tenant may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity: (i) enforce its indemnification rights under Section 11 hereof; and (ii) if Landlord fails to cure any such Landlord Event of Default within thirty (30) days after Landlord’s receipt of written notice thereof, or such longer period of time as may be necessary provided Landlord is diligently attempting to cure, Tenant may terminate this Lease immediately upon Tenant’s payment to Landlord all accrued Rent and other sums hereunder required to be paid through the date of termination.
     19. Payment by Parties; Non-Waiver; Cumulative Remedies.
               (a) Payment by Tenant. Upon any Tenant Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (i) obtaining possession of the Premises; (ii) removing and storing Tenant’s or any other occupant’s property; (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (iv) performing Tenant’s obligations that Tenant failed to perform; (v) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default; and (vi) other amounts due and owing under Section 11.
               (b) Payment by Landlord. Upon any Landlord Event of Default, Landlord shall pay to Tenant all costs incurred by Tenant (including court costs and reasonable attorneys’ fees and expenses) in: (i) performing Landlord’s obligations that Landlord failed to perform; (ii) enforcing its rights, remedies, and recourses arising out of the default; and (iii) other amounts due and owing under Section 11.
               (c) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by a Party of any violation or breach of any of the terms contained herein shall waive such non-breaching Party’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
               (d) Cumulative Remedies. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by a Party shall not be deemed an election of remedies or preclude such Party from exercising any other remedies in the future.
     20. Surrender of Premises.
               (a) Surrender. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.
               (b) Delivery of Premises to Landlord. At the expiration or termination of this Lease, Tenant: (i) shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted; (ii) deliver to Landlord all keys to the Premises; (iii) may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant if Tenant has performed all of Tenant’s obligations hereunder; (iv) may not remove any such trade fixtures, furniture, or personal property in the

Premises that was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal; (iv) shall, at Landlord’s option, remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture, including Tenant’s Off-Premises Equipment, as Landlord may reasonably request; provided, however, that Tenant shall not be required to remove any such addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed; (v) shall repair all damage caused by such removal; (vi) at Landlord’s reasonable option, shall be deemed to have abandoned all items not so removed, which items may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights. The provisions of this Section 20 shall survive the end of the Term.
     21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, Tenant shall be a tenant at sufferance and, in addition to all other Losses and remedies to which Landlord may be entitled for such holding over; (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 125% of the Rent payable during the last month of the Term, for each day of holdover, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any of Landlord’s other rights or remedies provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
     22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:
               (a) Building Operations. Landlord may: (i) decorate and make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; (ii) enter upon the Premises after giving Tenant reasonable written notice thereof, except in cases of real or apparent emergency, in which case no notice shall be required; (iii) during the continuance of any such work, temporarily close doors, entryways, public space, and corridors in the Building and/or interrupt or temporarily suspend Building services and facilities; (iv) change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;
               (b) Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants including: (i) evacuating the Building for cause, suspected cause or for drill purposes; (ii) temporarily denying access to the Building; and (iii) closing the Building after normal business hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;
               (c) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and
               (d) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
     23. Miscellaneous.
               (a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.
               (b) Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either Party. hereto, such Party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such Party.
               (c) Brokerage. Except as previously disclosed in writing by Tenant to Landlord, Tenant is not represented by any broker or agent in connection with the negotiation or execution of this Lease. Any broker so disclosed to Landlord by Tenant shall be compensated, if at all, as provided in a written agreement between Landlord and such broker. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the Indemnifying Party.
               (d) Estoppel Certificates. From time to time, Tenant shall furnish to any Person designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (i) this Lease is in full force and effect; (ii) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (iii) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (iv) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (v) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.
               (e) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (i) hand-delivered to the intended addressee at the address specified in the Basic Lease Information; (ii) sent by a nationally recognized overnight courier service to the address specified in the Basic Lease Information; or (iii) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The Parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
               (f) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
               (g) Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by a Party unless such waiver is in writing signed by such waiving Party, and no custom or practice which may evolve between the Parties in the administration of the terms hereof shall waive or diminish the right of either Party to insist upon the performance by the other Party in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 23(e) and email under Section 6(b); nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 23(e) and email under Section 6(b). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the Parties, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
               (h) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any Person claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
               (i) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same Person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

     (j) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
     (k) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting Party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
     (l) Waiver of Jury Trial. To the maximum extent permitted by Applicable Law, Landlord and Tenant each waive any right to trial by jury in any Litigation or to have a jury participate in resolving any Dispute arising out of or with respect to this Lease or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto.
     (m) Governing Law; Venue. This Lease shall be deemed to have been executed and delivered in the State of Florida and will be governed by and construed in accordance with the internal law of the State of Florida, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Lease to the substantive law of another jurisdiction. Each Party shall bring any Action that relates to any Claim arising out of or related to this Lease exclusively in the United States District Court for the Middle District of Florida or a Florida state court of competent jurisdiction and solely in connection with Claims arising under this Lease or the transactions contained in or contemplated by this Lease: (i) irrevocably submits to the exclusive jurisdiction of such chosen courts; (ii) waives any objection to laying venue in any such action or proceeding in such chosen courts; (iii) to the fullest extent permitted by Applicable Law, waives any objection that such chosen courts are an inconvenient forum or do not have jurisdiction over any Party; and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 23(e).
     (n) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.
     (o) Joint and Several Liability. If Tenant is comprised of more than one Person, each such Person shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of a Party hereunder not fully performed at the end of the Term shall survive the end of the Term, including Tenant’s payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
     (p) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent thrift financial report, or equivalent call report or financial report, submitted by Tenant to the applicable regulatory authority If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial reports with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord shall treat all such financial information as Confidential Information in accordance with the provisions of Section 23(s). Landlord will not disclose any aspect of Tenant’s financial reports that Tenant designates to Landlord as confidential except as permitted by Section 23(s) and to: (i) Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (ii) in Litigation between Landlord and Tenant; and/or (iii) if required by court order. Tenant shall not be required to deliver the financial reports required under this Section 23(p) more than once in any twelve (12)-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
     (q) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third Persons and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
     (r) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of Telecommunications Services, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, Applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
     (s) Confidentiality.
          (i) In General. Neither Party shall make use of, disseminate or in any way disclose any Confidential Information of the other Party or its Affiliates, except: (A) as necessary to perform its obligations hereunder; (B) as may be required by Applicable Law; or (C) with the express written authorization of the Disclosing Party. Each Party shall keep Confidential Information confidential and ensure that its Affiliates, employees, agents, and Representatives who have access to such Confidential Information comply with this non-disclosure obligation. If a Party contracts with any agents or independent contractors to perform certain of its obligations hereunder, such Party shall enter into a confidentiality agreement with such Person under which such Person and its employees, agents and Representatives are restricted from disclosing, using or duplicating such Confidential Information, except in a manner consistent with this Section 23(s). The Parties shall maintain appropriate physical, electronic, technical, and procedural safeguards to receive, store, dispose of (if applicable), and secure all Confidential Information to protect it from unauthorized access, use, disclosure, alteration, loss, and destruction, and to protect against any anticipated threats or hazards to the security or integrity of such records or information which could result in substantial harm or inconvenience to any Customer. The safeguards used by each Receiving Party to protect Confidential Information of the Disclosing Party shall be no less than those used by the Receiving Party to protect its own Confidential Information. Such safeguards and standards shall be commercially reasonable, in keeping with generally accepted standards in the financial services industry and consistent with Applicable Law. The Receiving Party shall notify the Disclosing Party if at any time during the term of this Agreement the notifying Party intends to materially modify its physical, electronic, technical, and procedural safeguards or standards.
          (ii) This Lease. The Parties shall keep the terms of this Agreement strictly confidential and take all precautions necessary to prevent this Agreement or any portion of this Agreement from being disclosed or made available to any other Person, in any form or medium, without the written consent of the other Party. Notwithstanding the forgoing, a Party may share this Agreement with: (A) such Party’s Affiliates, to the extent necessary to assist a Party with its obligations hereunder; (B) such Party’s officers, directors, employees, auditors, accountants, attorneys and other Representatives; (C) such Party’s, examiners, regulatory and governmental agencies and other governmental regulatory agencies that may have examination, enforcement or other jurisdiction over such Party, including, but not limited to, the OTS; (D) such Party’s insurers and ratings agencies; (E) Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (F) due diligence personnel in connection with a due diligence review of a Party; (G) any vendor, agent or contractor, to the extent necessary for such Person’s performance of any obligations hereunder; and (H) any other Person as may be required by Applicable Law. A Party shall cause each such Person to whom such Party has provided a copy of this Agreement (other than such Party’s governmental regulatory or examination authority) to enter into a signed writing binding such Person to the confidentiality provisions herein.
     (t) Notice Concerning Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed Federal and State guidelines have been found in buildings in the State of Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.
     (u) No Liability for Crimes. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts. Landlord may, from time to time, employ security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord’s property. Landlord reserves the right, in its sole discretion, to start, alter or terminate any such security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts.
     (v) Authority (i) Tenant hereby represents and warrants to Landlord that: (A) Tenant is a duly formed and existing federal savings association organized under the laws of the United States of America; (B) Tenant is duly qualified to do business in the state in which the Premises are located; (C) Tenant has full right and authority to execute and deliver this Lease; (D) each Person signing on behalf of Tenant is authorized to do so. (ii) Landlord hereby represents and warrants to Tenant that: (A) Landlord is a duly formed and existing Limited Partnership organized under the laws of the state of Florida; (B) Landlord is qualified to do business in the state in which the Premises are located; (C) Landlord has full right and authority to execute and deliver this Lease; and (D) each Person signing on behalf of Landlord is authorized to do so.
     (w) Hazardous Materials. Neither Party shall use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of such Party’s business, and then in compliance with all Applicable Laws. If a Party breaches its obligations under this Section 23(w), the non-breaching Party may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from the breaching Party’s use, generation, storage or disposal of Hazardous Materials. A Party’s breach of its obligations under this Section 23(w) shall be subject to the indemnification provisions of Section 11.
(x)	Interpretation.
          (i) Headings. The table of contents and headings contained in this Lease are for reference purposes only and do not limit or otherwise affect any of the provisions of this Lease.
          (ii) Use of Specified terms. Whenever the words “include”, “includes” or “including” are used in this Lease, they will be deemed to be followed by the words “but not limited to.” Any singular term in this Lease will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.
          (iii) Reference to Entire Lease. Whenever the words “herein” or “hereunder” are used in this Lease, they will be deemed to refer to this Lease as a whole and not to any specific Section.
          (iv) United States Dollars. Whenever a dollar figure ($) is used in this Lease, it will mean United States dollars.
          (v) No Drafting Inference. The Parties acknowledge that they have each been represented by counsel in the negotiation and preparation of this Lease and that no provision of this Lease should be deemed to have been drafted solely by counsel for any particular Party.
          (vi) Basic Lease Information. The definitions and basic provisions set forth in the Basic Lease Information are incorporated herein by reference for all purposes.
(y)	List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A — Outline of Premises
Exhibit B — Description of the Land

Exhibit C — Rules and Regulations
Exhibit D — Tenant Finish-Work
Exhibit E — Form of Confirmation of Commencement Date Letter
Exhibit F — Form of Tenant Estoppel Certificate
Exhibit G — Parking
Exhibit H — Renewal Option
Exhibit I — Intentionally deleted
Exhibit J — Signage
Exhibit K — Operating Costs
     24. Representations and Warranties. Tenant hereby represents and warrants that:
          (a) Tenant is not designated as an individual or entity that has been determined to have committed, or poses a significant risk of committing, acts of terrorism that threaten the security of the U.S. nationals or the national security, foreign policy, or economy of the U.S., which would violate the Executive Order 13224, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism,” which became effective on September 24, 2001 (the “Order”); and
          (b) Tenant is not owned or controlled by, or acting on behalf of an individual or entity which would violate the Order, and
          (c) Tenant has not and will never assist in, sponsor, or provide financial, material, or technological support for, or financial or other services to or in support of, acts of terrorism or individuals or entities designated in or under the Order; and
          (d) Tenant is not otherwise associated with certain individuals or entities designated in or under the Order,
          This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

TWO WITNESSES:

(Print Name)

(Print Name)

(Print Name)

(Print Name)

LANDLORD:

RIVERSIDE AVENUE PARTNERS, LTD.

By:	RAP Property Management, LLC, as its General Partner

By:
Name:
Title:
Execution Date:

TENANT:

EVERBANK a federal savings bank

By:	/s/ W. Blake Wilson
Name:	W. Blake Wilson
Title:	President
Execution Date:

EXHIBIT A
OUTLINE OF PREMISES

A-1

EXHIBIT A

The Premises
FIRST FLOOR TOWER PLAN
WALL LEGEND
KEY PLAN
GENERAL NOTES
LEGEND
RIVERSIDE AVENUE PARTNERS
OFFICE BUILDING AND GARAGE
JACKSONVILLE, FLORIDA
Rolland, DelValle & Bradley
A1.11

EXHIBIT B
DESCRIPTION OF THE LAND

B-1

EXHIBIT B
Fee Parcel:
A portion of Lot 1, Block 1, Supplemental Plat to Riverside, according to the Plat thereof recorded in Deed Book “Q”, page 434 of the former public records of Duval County, Florida; A portion of Lots 1 and 2, Block 1, Riverside, according to the Plat thereof recorded in Plat Book 1, page 109, said former public records; together with all or portions of Lots 1, 2, 3, 4 and 5, Pipes Replat of Lot 1, Block 1, Supplemental Plat to Riverside, according to the plat thereof recorded in Plat Book 6, page 39 of the current public records of said Duval County, Florida, being more particularly described as follows:
For a point of reference, commence at the intersection of the former Northerly right of way line of Rosselle Street, an 80 foot right of way per said Plat of Riverside (closed by City Ordinance 92-1597-945), with the former Easterly right of way line of Riverside Avenue (State Road No. 211), an 80 foot right of way as formerly established; thence South 67°38’09” East, departing said former right of way line, 20.00 feet to the intersection of said former Northerly right of way line of Rosselle Street, with the current Easterly right of way line of Riverside Avenue, a 100 foot right of way as presently established; thence North 22°15’06” East, along said current Easterly right of way line, 406.50 feet to the point of beginning.
From said point of beginning, thence continue along said current Easterly right of way line the following three (3) courses: 1) North 22°15’06” East, 312.25 feet: 2) North 24°54’49” East, 88.80 feet; 3) North 33°19’47” East, 35.53 feet to a point lying on the Southerly right of way line of Forest Street, a 25 foot right of way as presently established; thence South 45°39’09” East, departing said Easterly right of way line of Riverside Avenue, along said Southerly right of way line, 214.41 feet; thence South 22°10’33” West, departing said Southerly right of way line, 150.36 feet; thence South 30°48’24” West, 44.50 feet; thence South 22°10’33” West, 160.54 feet; thence North 67°49’27” West, 203.40 feet to the point of beginning.
Easement Parcel:
Together with easement rights as set forth in that certain Grant of Easement recorded in Official Records Book 12211, page 1091, of the current public records of Duval County, Florida.

EXHIBIT C
RULES AND REGULATIONS
     The following rules and regulations (“Rules and Regulations”) govern the use of the Premises and the Project. Tenant will be bound by such Rules and Regulations and shall to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.
     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. Landlord will have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises, including without limitation, window treatments, blinds, screens, foil shades, tinting materials or stickers.
     4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.
     5. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant. Tenant shall not alter any lock or install any new or additional lock or bolt on any door of the Premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.
     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted via the Building’s freight elevator and may be subject to Landlord’s supervision and may be limited or regulated by Landlord in its sole discretion. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
     7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Premises so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about the Premises. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.
     9. Tenant shall cooperate with Landlord’s employees in keeping the Premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

     10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord, which approval will not be unreasonably delayed or withheld.
     11. Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, intense light, heat or other form of electromagnetic radiation or otherwise interfere in any way with other tenants or persons having business with them.
     12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).
     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the project regardless of whether such loss occurs when the area is locked against entry or not.
     14. Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to other tenants or to the general public in or on the Project. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.
     15. Tenant shall not conduct any activity on or about the Project which will draw pickets, demonstrators, or the like.
     16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.
     17. All directional signs, arrows and posted regulations must be observed at all times.
     18. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.
     19. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, roof or other service areas of the Building unless accompanied by Landlord or the Building manager.
     20. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind or illegal drugs.
     21. Landlord will in all cases retain the right to control and prevent access thereto by any persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.
     22. Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     23. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
     24. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed to be a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.
     25. Landlord reserves the right to make such other and reasonable and nondiscriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT D
WORK LETTER
(Tenant Construction)
     This Work Letter sets forth the terms and conditions relating to the construction of the Leasehold Improvements. The parties acknowledge that the Building is under construction. Landlord shall be obligated to construct the Building in accordance with the plans and specifications prepared by Landlord’s architect.
ARTICLE 1
DEFINITIONS
     1.01 “Approved Construction Drawings” means the Construction Drawings approved by Landlord and Tenant pursuant to the process set forth in Article 2 below.
     1.02 “Approved Space Plan” means the Space Plan approved by Landlord and Tenant pursuant to the process set forth in Article 2 below.
     1.03 “Architect” means Reynolds Smith & Hills, Inc.
     1.04 “Change Order” means any change, modification or addition to the Approved Construction Drawings.
     1.05 “Construction Drawings” means: (a) detailed architectural drawings and specifications for the Leasehold Improvements, including without limitation, partition plan, demolition plan, reflected ceiling plan, power, communication and telephone plan, electrical outlets, finish plan, elevations, details and sections; and (b) mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation to Building systems.
     1.06 “Contractor” means the contractor selected by Landlord under Section 3.01.
     1.07 “Landlord’s Representative” means Paul Lunetta, who Landlord has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Tenant, has full authority and responsibility to act on behalf of Landlord as required in this Work Letter.
     1.08 “Landlord’s Work” means the work to be provided by Landlord hereunder.
     1.09 “Leasehold Improvements” means the aggregate of the Landlord’s Work and Tenant’s Work.
     1.10 “Rentable Area of Premises” means the number of rentable square feet in the Premises, as specified in the Lease.
     1.11 “Space Plan” means a first draft of the Leasehold Improvements as understood by the Architect after consulting with Tenant’s Representative and others as appropriate.
     1.12 “Space Planning Allowance” is included within the Tenant Improvement Allowance and shall be for space planning, architectural and engineering fees.
     1.13 “Tenant Improvement Allowance” means the allowance of $15.00 per square foot of rentable square feet in the Premises, to be provided by Landlord as set forth herein.
     1.14 “Tenant’s Representative” means John Surface, who Tenant has designated as its sole representative with respect to the matters set forth in this Work Letter, and who, until further notice to Landlord, has full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant’s Representative is authorized to execute and deliver any and all documents required by this Work Letter. Tenant hereby warrants and represents to Landlord that Tenant’s Representative has all of the requisite power and authority to execute and deliver such documents and that Tenant shall be bound by the execution of such documents by Tenant’s Representative.
     1.15 “Tenant’s Work” means all items which are supplied, constructed, installed and finished by Tenant, as provided in this Work Letter.
ARTICLE 2
DEVELOPMENT OF CONSTRUCTION DRAWINGS
     2.01 Space Plan. The Architect has been retained by Tenant to prepare its Space Plan. Tenant shall cause Architect to submit the Space Plan to Landlord for Landlord’s review and approval. Within five (5) Business Days after Landlord receives the Space Plan, Landlord shall, in its sole but reasonable discretion, approve or disapprove the Space Plan. If Landlord disapproves the Space Plan, Landlord shall return the Space Plan to Tenant, along with a statement setting forth the grounds for the disapproval. In such event, Tenant shall make such changes as are necessary in order to make the Space Plan acceptable to Landlord and shall re-submit the revised Space Plan to Landlord. This procedure shall be repeated until Landlord and Tenant have approved the Space Plan. When approved by Landlord and Tenant, the Space Plan shall be deemed to be the Approved Space Plan. The costs of preparation of the Approved Space Plan shall be paid out of the Tenant Improvement Allowance.
     2.02 Construction Drawings; Bids.
          (a) Upon receipt of the Approved Space Plan, Tenant shall direct the Architect to immediately begin preparation of Construction Drawings. Tenant shall submit Construction Drawings to Landlord for Landlord’s approval or comments. Within five (5) Business Days after its receipt of such documents, Landlord shall notify Tenant in writing of its approval or disapproval, stating in reasonable detail the reasons for any disapproval.
          (b) If Landlord disapproves the Construction Drawings, Tenant shall then resubmit revised Construction Drawings to Landlord and Landlord shall approve or disapprove the revised Construction Drawings within five (5) Business Days after its receipt thereof, stating in reasonable detail the reasons for any disapproval.
          (c) The foregoing process shall be repeated as many times as are necessary in order to obtain Construction Drawings which are approved by Landlord and Tenant. When approved by Landlord and Tenant the Construction Drawings shall be deemed to be the Approved Construction Drawings. Landlord and Tenant agree to make every effort to expedite the approval of the Space Plan and Construction Drawings.
          (d) The costs of preparation of the Construction Drawings shall be paid from the Tenant Improvement Allowance.
     2.03 Change Orders.
          (a) All changes requested by Tenant shall require Landlord’s prior written consent, not to be unreasonably delayed or withheld. Any Contractor-initiated Change Order must be reviewed and approved by Landlord and Tenant, which review and approval will not be unreasonably delayed or withheld. Landlord shall have three (3) Business Days after Landlord’s receipt of any Change Order to approve or disapprove such Change Order.
          (b) Should any Change Order modify the Approved Construction Drawings, Tenant shall pay the additional costs thereby incurred as a direct result of such Change Order. All revised or additional Construction Drawings are subject to Landlord’s prior review and written approval which shall not be unreasonably delayed or withheld. If and when approved by Landlord, such revised or additional Construction Drawings shall be deemed to be a part of the Approved Construction Drawings.

     2.04 Delays. In the event the completion of the Landlord’s Work is delayed due to the unreasonable failure or refusal of Landlord or Tenant to approve the Space Plan or Construction Drawings, then the party responsible for such delay (provided such delay results in ten (10) days or more of delay) shall pay to the other party a penalty equal to one day’s Basic Rent for each day of delay.
     2.05 Materials and Workmanship. All work and materials required under the Approved Construction Drawings, including all materials, finishes and workmanship shall be equal to, or of a quality superior to, building standard, as established for the Building by Landlord’s architect.
     2.06 Field Verification. Architect shall verify at the job site all dimensions, locations and structural members and any physical conditions affecting the Construction Drawings.
ARTICLE 3
LANDLORD’S OBLIGATIONS
     3.01 Construction Contract. After completion of the Construction Drawings, as approved by Landlord and Tenant, Landlord shall obtain bids from at least two (2) pre-approved contractors for Landlord’s Work. Tenant, with Landlord’s approval, may also select an alternate contractor for pricing of some or all of such construction activities, provided no Building Systems are involved. Following receipt of bids based upon the Space Plan and Construction Drawings, and after providing Tenant an opportunity to review the bids and revise its Space Plan (at Tenant’s cost) to reduce the cost of Construction, Landlord and Tenant shall select the contract bid to be accepted, whereupon Landlord shall enter into a fixed cost construction contract for Landlord’s Work. The contract shall provide that construction will be expedited and diligently pursued to completion in accordance with the Construction Drawings and construction schedule agreed upon by Landlord and Tenant. Landlord shall pay all amounts due and payable under the construction contract, provided that Landlord’s obligation under this Work Letter shall in no event exceed the Tenant Improvement Allowance. Tenant shall pay all costs in excess of $15.00 per rentable square foot. In the event Tenant does not utilize all of the Tenant Improvement Allowance, any remaining funds shall be credited by Landlord against Basic Rent due under the Lease.
     3.02 Payment for Tenant’s Work. In the event Tenant employs contractors to do Tenant’s Work, the Tenant agrees to be responsible for payment of same.
     3.03 Delivery of Premises. Landlord shall make a good faith effort to deliver the Premises to Tenant on or about April 1, 2007. Provided, however, Landlord shall not be responsible for any delay in delivering the Premises which is the result of (a) Tenant’s failure to respond to Landlord within the time periods set forth herein; or (b) Tenant making more than three (3) changes to the Space Plan or more than three (3) changes to the Construction Drawings; or (c) a Tenant initiated Change Order. Landlord shall provide Tenant with ten (10) Business Days prior written notice of the anticipated date of Substantial Completion, subject to Punch List items.
     3.04 Punch List. Landlord and Tenant, accompanied by the Contractor and Architect, shall meet promptly after Tenant takes possession of the Premises for purposes of preparing a Punch List of items to be repaired, replaced or completed by Contractor or Landlord.
ARTICLE 4
TENANT’S INSTALLATIONS
     In the event Tenant shall desire to make any installations in the Premises (“Tenant’s Installations”) which are not to be made by Landlord for Tenant, the following shall apply:
     4.01 On condition that such Tenant’s Installations will not require any structural change, and further provided that all Landlord’s Work and additional work required to be made by Landlord therein shall have reached a point with respect to which, in Landlord’s reasonable judgment, exercised in good faith, the making of Tenant’s Installations will not delay or hamper Landlord in the completion of Landlord’s Work, Tenant may enter the

Premises for the purpose of making Tenant’s Installations, subject, however, to the applicable provisions of the Lease.
     4.02 Prior to the Commencement Date, any entry by Tenant in or on the Premises shall be at Tenant’s sole risk and shall be subject to all terms, covenants and the provisions of the Lease. Tenant’s Installations shall be completed free of all liens and encumbrances.
     4.03 In the event Tenant or any agent, visitor, guest, employee, subcontractor or contractor of Tenant (“Persons Under Tenant’s Control”) shall enter upon the Premises or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such Persons Under Tenant’s Control. Persons Under Tenant’s Control shall coordinate their activities so as to avoid the intrusion into or disruption of ongoing construction or operation of the Building and the business operation of other tenants.
     4.04 Only Landlord’s contractors shall be permitted to do any work on the Building Systems.
     4.05 Tenant shall be responsible for supervising Tenant’s Work.
ARTICLE 5
SUBSTANTIAL COMPLETION
     Substantially Completed and Substantial Completion shall have occurred upon the following (1) Work shall have been completed in substantial compliance with the Construction Drawings, except for Punch List items and Tenant’s Work, and otherwise sufficient so that Architect can execute the most recently published version of AIA form G704, titled “Certificate of Substantial Completion,” and (2) Landlord shall have obtained a Certificate of Occupancy or other evidence reasonably satisfactory to Tenant that upon completion of Tenant’s Work, a Certificate of Occupancy will be issued, permitting the lawful use of the Premises.

LANDLORD:	RIVERSIDE AVENUE PARTNERS, LTD.

	By:	RAP Property Management, LLC, as its General Partner

By:

Name:

Title:

TENANT:	EVERBANK

	By:	/s/ W. Blake Wilson

	Name:	W. Blake Wilson
	Title:	President

EXHIBIT E
CONFIRMATION OF COMMENCEMENT DATE
                    , 2006

Re:	Lease Agreement (the “Lease”) dated , 200_, between Riverside Avenue Partners, Ltd. (“Landlord”), and (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
          Landlord and Tenant agree as follows:
     1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
     2. Commencement Date. The Commencement Date of the Lease is                     , 200___.
     3. Expiration Date. The Term is scheduled to expire on the last day of the ___ the full calendar month of the Term, which date is                     , 200___.
     4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone: _______-___________-_____
Telecopy: _______-___________-_____
     5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof: (a) the Lease is and remains in good standing and in full force and effect; and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
     6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
     Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

By:

Name:

Title:

Agreed and accepted:

By:

Name:

Title:

EXHIBIT A
PUNCHLIST ITEMS
Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT F
FORM OF TENANT ESTOPPEL CERTIFICATE
     The undersigned is the Tenant under the Lease (defined below) between                     , a ___, as Landlord, and the undersigned as Tenant, for the Premises on the                      floor(s) of the office building located at                      Riverside Avenue, Jacksonville, Florida, and commonly known as                     , and hereby certifies as follows:
     7. The Lease consists of the original Lease Agreement dated as of                     , 200           between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

     The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
     8. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
     9. The Term commenced on ____, 200___ and the Term expires, excluding any renewal options, on                     , 200____, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
     10. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

     11. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Basic Rent is $          .
     12. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
     13. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
     14. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
     15. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

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     16. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
     17. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
     18. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
     Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of , 200 .

, a

TENANT:

By:
Name:
Title:

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EXHIBIT G
PARKING
          Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord the following parking spaces: 10 reserved or unreserved parking spaces in the Parking Garage contiguous to the Building (collectively, the “Parking Garage”). Pricing for each such parking space shall be as follows: $130.00 per reserved parking space, $80.00 per unreserved parking space. Pricing is subject to increase each Lease year.
          Tenant shall at all times comply with all Laws respecting the use of the Parking Garage. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the operation and use of the Parking Garage from time to time. Tenant shall have access to the Parking Garage at all times except as may be required for maintenance and repair. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Garage, and any violation of the rules and regulations shall subject the car to removal from the Parking Facilities.
          Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Except for reserved parking, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Garage to be operated by an independent contractor, not affiliated with Landlord.
          There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.
          If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant’s obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.
          Landlord assumes no responsibility whatsoever for loss or damage to any vehicle or its contents, however caused. Vehicles should be locked and valuables should not be left in the vehicle.
          No refunds, credits or allowances will be granted to Tenant for absence, vacation or other non-use of the Parking Facilities by Tenant or its employees.
          Tenant shall defend, indemnify and hold landlord harmless from and against any and all actions, claims, liabilities, losses, expenses or damages incurred by Landlord attributable to the carelessness, negligence or fault of Tenant or any of its agent, employees, or invitees from any cause, including property damage, injury or death to any person or persons.

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EXHIBIT H
RENEWAL OPTION
     Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for up to three (3) additional periods of five (5) years, by delivering written notice of the exercise thereof to Landlord on or before 180 days before the expiration of the Term, as the same may be extended hereby. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in buildings of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
               (a) Basic Rent shall be adjusted to the Prevailing Rental Rate;
               (b) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and
               (c) Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Facilities and/or any other Parking Facilities associated with the Building during the extended Term (plus all applicable taxes).
In the event Tenant rejects Landlord’s quoted Prevailing Rental Rate, Landlord and Tenant shall each select an MAI appraiser with substantial experience in the downtown Jacksonville, Florida, office market for the purpose of making a determination of the prevailing market rental rate in downtown Jacksonville, Florida for comparable office space which has been built out for occupancy; if Landlord or Tenant fails to notify the other of the identity of its selected appraiser within thirty (30) days of the other’s written demand therefor (which demand shall identify the notifying party’s appraiser and make reference to this provision’s consequences for failure to identify the appraiser), the party who failed to identify its appraiser shall be deemed to have consented to the Prevailing Rental Rate determined in good faith by the appraiser selected by the other party. Assuming that both appraisers are timely selected, the two selected appraisers shall each then make an independent determination of the Prevailing Rental Rate and they shall together select a third MAI appraiser, similarly experienced, who shall select which of the two (2) determinations it believes to be most accurate. The chosen determination shall be final and not subject to appeal. Each party to the Lease shall pay the fees and costs of its own appraiser and one-half of the fees and costs of the jointly-selected appraiser.
     Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (3) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

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EXHIBIT I
INTENTIONALLY DELETED

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EXHIBIT J
SIGNAGE
     Landlord shall provide Tenant the exclusive right to Building signage on the top floor facia of the Building and on the roof. The design, size and exact location of the signage shall be subject to review and approval by Landlord, which approval shall not be unreasonably withheld.

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EXHIBIT K
OPERATING COSTS
     “Operating Costs” shall include the reasonable costs of ownership, operation, maintenance and management of the Project, in accordance with generally accepted accounting principles consistently applied. Any Operating Costs incurred after the expiration of the Term of this Lease shall be excluded from Operating Costs (unless incurred during the period of any Tenant holdover). Any local real estate tax incentives or abatements received by Landlord from local authorities shall be passed through to Tenant to the extent of Tenant’s Share, net of the cost of obtaining such incentives or abatements; provided that Landlord shall have no obligations to seek or obtain any such incentives or abatements.
     A. Items Included in Operating Costs:
     (1) all real estate taxes, assessments, governmental charges, rental taxes (to the extent enacted as a substitute for real estate taxes, as opposed to as a substitute for income taxes) attributable to the Project; provided, however, that:
     (a) no real estate taxes shall be included in Operating Costs until such time as the appropriate taxing authority has rendered to Landlord a tax bill based on the assessed valuation of the Project;
     (b) for the purpose of determining Operating Costs, real estate taxes shall be deemed paid as of the first month payable so that the amount of real estate taxes included in Operating Costs shall not exceed the maximum discounted payment amount (provided, however, that Landlord may actually pay the real estate taxes at any time before the same are considered delinquent);
     (c) for the purpose of determining Operating Costs, assessments (but not real estate taxes) shall be deemed paid over the longest pay-out period authorized by the assessing authority so that only the installments which must be paid during the particular year shall be included as an Operating Costs; and
     (d) with regard to governmental charges, such term shall apply only to charges related to the Project and shall not include franchise, estate, inheritance, capital stock, income, excess profits or similar taxes imposed upon Landlord;
     (2) salaries, wages, and all other expenses incurred for the employment of a Project staff, including, without limitation, janitorial, security, Building repair and maintenance, but excluding those staff members above the grade of building manager and/or equally held positions;
     (3) the cost of materials and supplies used in the operation, repair and maintenance of the Project and landscaped areas;
     (4) the cost of replacements for tools and equipment used in the operation, repair and maintenance of the Project, it being agreed that such equipment shall not include air conditioning equipment, boilers, elevators or any items of a capital nature;
     (5) amounts charged to Landlord by independent contractors for services (including full or part-time labor), materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Project, the sidewalks and landscaping around the Building and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Project;
     (6) amounts paid by Landlord, or charged to Landlord by independent contractors, for security, window cleaning, parking lot cleaning and janitorial, rubbish removal and porter services;

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     (7) water charges, sewer rents and charges (including applicable taxes) for electricity and other utilities required in the operation of those areas of the Parking Garage and ground level Common Areas of the Building (For the sake of clarification, Tenant shall be responsible for paying the entire cost of its use of Utilities);
     (8) the cost of repainting for the lobby, the public stairwells of the Project, the Project elevator shafts and all other public portions thereof;
     (9) Christmas decorations for the lobby and other public portions of the Project below the second floor;
     (10) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the building manager’s office;
     (11) the cost of licenses, permits and similar fees and charges related to the operation, repair and maintenance of the Project (including the tenanted areas thereof);
     (12) premiums for insurance obtained by Landlord pursuant to the requirements of the Lease;
     (13) fees for the management of the Project, not exceeding those fees customarily charged for comparable buildings and excluding any leasing commissions or compensations;
     (14) capital improvements made to the Project which although capital in nature either (a) can reasonably be expected to reduce the normal operating costs of the Project, or (b) are made in order to comply with any statutes, rules, regulations or directives hereafter promulgated by any governmental authority or board of fire underwriters (and do not result from defects in the original design or construction of the Building), with the cost of each capital improvement to be amortized in equal increments over the useful life- of such improvement (regardless of whether or not the useful life extends beyond the termination of this Lease), and with capital improvements referred to in item (a) of this subsection to be subject to withdrawal from Operating Costs to the extent it is subsequently determined in accordance with Section 4.02(b) that normal operating costs of the Building were not reduced by the capital improvements;
     (15) items expressly to be included as an Operating Costs pursuant to this Lease; and
     (16) except as expressly limited by any of the items referred to in subsection B, such other reasonable costs and expenses actually incurred by Landlord in the maintenance, repair, and operation of the Project, but only to the extent that such other costs and expenses are customarily incurred and included as an Operating Costs by other landlords of comparable buildings.
     Operating Costs shall be “net” only, and for that purpose shall be reduced by the amounts of any reimbursement, refund or credit received or receivable by Landlord (net of the reasonable costs and expenses of obtaining the same, if any) with respect to any item of cost that is included in Operating Costs; provided that Landlord shall have no obligation to seek or obtain any such reimbursement, refund or credit. In the event any such reimbursement, refund or credit is received or receivable by Landlord in a later year, it shall be applied against the Operating Costs for such later year; provided, however, that if the term of this Lease has then expired, Tenant’s Share of such item shall promptly be refunded by Landlord to Tenant.
     B. Items Excluded from Operating Costs;
     (1) the cost of any work or service performed for Tenant at Tenant’s direct cost;
     (2) the cost of correcting defects in the design or construction of the Building, but excluding ordinary wear and tear to the Building;
     (3) salaries of officers and executives of Landlord;
     (4) the cost of any items for which Landlord is reimbursed by insurance or otherwise;

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     (5) the cost of any improvements, additions or alterations to the Building after the original construction, except to the extent provided in subsection 14 of A above;
     (6) the cost of any repairs, alterations, additions, changes, replacements and other items which under generally accepted accounting principles are properly classified as capital expenditures, except to the extent provided in subsection 14 of A above;
     (7) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;
     (8) any real estate brokerage commissions;
     (9) any advertising expenses;
     (10) any costs included in Operating Costs representing an amount paid to an entity or person related to Landlord to the extent such amount is in excess of the amount which would have been paid in the absence of such relationship;
     (11) any costs of painting or decorating of any tenanted part of the Building;
     (12) lease payments for rented equipment, the cost of which equipment (a) would constitute a capital expenditure if the equipment were purchased, and (b) would not qualify under subsection 14 of Category A above;
     (13) any expenses for repairs or maintenance which are covered by warranties and service contracts;
     (14) any expenses specifically excluded from Operating Costs by the other provisions of this Lease; or
     (15) accounting and/or legal fees which relate to a Tenant Dispute.
     (16) Tenant will assume direct responsibility to the providers of the following services: (a) electricity; (b) telephone; (c) pest control; (d) Sanitary Services; and (e) security for its Premises. Therefore, for purposes of calculating Operating Costs such items will not be included.

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